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                                MERGER AGREEMENT

                                  BY AND AMONG

                               RCM INTERESTS, INC.

                   RCM INTERESTS, INC. ACQUISITION CORP., AND

                           GRAPHCO TECHNOLOGIES, INC.


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                                MERGER AGREEMENT



         Agreement dated as of the 21st day of November 2002 by and among, RCM Interests, Inc., a Delaware corporation, with an address of 7200 Lake Havasu Court, Arlington, TX ("RCMN"), RCM Interests, Inc. Acquisition Corp., a Delaware corporation, with an address of 7200 Lake Havasu Court, Arlington, TX ("Acquisition Corp."), and Graphco Technologies, Inc. a New Jersey corporation, with an address at 41 University Drive, Newton, Pennsylvania 18940 ("Graphco").


                                   WITNESSETH
                                   ----------


         WHEREAS, RCMN is a reporting company registered with the Securities and Exchange Commission, whose stock is eligible to be quoted on the OTC Bulletin Board;


         WHEREAS, Acquisition Corp. is, or will be formed as, a wholly owned subsidiary of RCMN;


         WHEREAS, the Board of Directors of RCMN, Acquisition Corp. and Graphco deem it advisable and in the best interests of each corporation and their respective stockholders that Acquisition Corp. and Graphco combine in order to advance the long-term business interests of RCMN, Acquisition Corp. and Graphco;


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         WHEREAS,  the Board of Directors of RCMN shall cause  Acquisition Corp.
to carry on Graphco's business as it was carried on prior to the date of this Agreement and use its best efforts to preserve Graphco's organization, retain its employees and maintain its business relationships;


         WHEREAS, the stockholders of Graphco (hereinafter sometimes referred to, individually, as a "Stockholder" and collectively as the "Stockholders"), who are listed on Exhibit "A" which is annexed hereto and made a part hereof (the "Stockholders Schedule") are each the owner of the number of shares of Common and Preferred Stock, no par value, which is set forth on Exhibit "A" (the total of such shares of Graphco's Common and Preferred stock is hereinafter referred to as the "Graphco Shares");


         WHEREAS, the Graphco Shares represent all of the issued and outstanding shares of Graphco's Common and Preferred Stock on the date of this Agreement;

         WHEREAS, for Federal income tax purposes, it is intended that the transactions which are contemplated in this Agreement qualify as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended;


         WHEREAS, at the Effective Date (hereinafter  defined in Paragraph "(A)"


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of  Article  "2" of this  Agreement),  Graphco  shall  be  merged  with and into
Acquisition Corp.;

         WHEREAS, the Board of Directors of Graphco, RCMN and Acquisition Corp. intend to and shall submit this Agreement and the Merger (hereinafter defined in Paragraph "(A)" of Article "2" of this Agreement) to the stockholders of Graphco and Acquisition Corp. for approval if, and as may be, required by the applicable provisions of the New Jersey Business Corporation Act and the Delaware General Corporation Law; and


         WHEREAS, the Boards of Directors of Graphco, RCMN and Acquisition Corp. have approved this Agreement;


         NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, and for good and valuable consideration, receipt of which is hereby acknowledged,



         IT IS AGREED:

         1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is contained in the WHEREAS clauses, and agree that such


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recitals  shall be binding  upon the parties  hereto by way of contract  and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself.

         2. Merger.


         A. Subject to, and consistent with, the provisions of this Agreement, and in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act ("NJBCA"), Graphco will merge with and into Acquisition Corp. (the "Merger"), the separate existence of Graphco shall cease, and Acquisition Corp. shall be the surviving corporation in the Merger (the "Surviving Corporation") effective on the Effective Date (hereinafter defined in this Article "2" of this Agreement). The articles of merger with respect to the Merger (the "Certificate of Merger") shall be in the form of Exhibit "B" (Article "2(A)") which is annexed hereto and made a part hereof, and shall be duly executed and acknowledged and delivered to the Secretary of State of the State of Delaware and the Secretary of the State of State of New Jersey for filing, as provided in the DGCL and NJBCA, immediately after the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of the State of State of New Jersey (the "Effective Date").


         Without  limiting the foregoing,  and subject  thereto,  on the Closing


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Date, all the property, rights, privileges, powers and franchises of Graphco and
Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of Graphco and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation. The Merger will be effected in a single transaction.


         B. On the Closing Date, the certificate of incorporation of Acquisition Corp., as in effect immediately prior to the Closing Date, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to DGCL. The bylaws of Acquisition Corp., as in effect immediately prior to the Closing Date, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to the DGCL.


         C. (i) Effective upon the Closing Date, the Board of Directors of RCMN shall appoint the directors designated by Graphco to serve as the directors of RCMN and the Surviving Corporation, with each to hold office in accordance with the certificate of incorporation and bylaws of RCMN and the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, and thereafter the directors of RCMN as serving immediately prior to the Closing shall resign.

         (ii) Effective upon the Closing Date, the Board of Directors of RCMN shall appoint the officers designated by Graphco to serve as the officers of RCMN and the Surviving Corporation, each to hold office in accordance with the


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certificate  of  incorporation   and  bylaws  of  the  RCMN  and  the  Surviving
Corporation, in each case until their respective successors are duly elected or appointed and qualified, and thereafter the officers of RCMN shall resign.



         3. Closing Date. The Closing of this transaction (the "Closing") shall take place by the delivery of all required executed documents by the parties hereto at the offices of Mintz & Fraade, P.C., 488 Madison Avenue, New York, New York 10022, at 11:00 A.M. on November __, 2002, or on such other date as is mutually agreed to by the parties (the "Closing Date").

         4. Exchange of Securities.


         A. On the Closing Date, subject to and pursuant to the terms and conditions of this Agreement, all of the outstanding shares of Graphco Common Stock issued and outstanding as of the Closing Date, shall by virtue of the Merger and without any action on the part of the holders thereof, be automatically converted into seventeen million three hundred and fifty one thousand and five hundred and fifty three (17,351,553) shares of Common Stock of RCMN which shall be issued to Graphco. On the Closing Date, the total issued and outstanding shares of Common Stock of RCMN shall be nine hundred thirteen thousand and two hundred and forty (913,240) shares.




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         B.  On  the  Closing  Date,  subject  and  pursuant  to the  terms  and conditions of this Agreement, all of the shares of Graphco Series "A" and "B" Preferred Stock issued and outstanding as of the Closing Date, shall by virtue of the Merger and without any action on the part of the holders thereof, be automatically converted into RCMN Series "A" and "B" Preferred Stock; the holders of Graphco Series "A" or "B" Preferred Stock shall receive the same number of RCMN Series "A" or "B" Preferred Stock with the same powers, preferences, rights, qualifications, limitations and restrictions as the holders of Graphco Preferred Stock had on the Closing Date. If the RCMN Series "A" and "B" Preferred Stock does not have the same powers, preferences, rights, qualifications, limitations and restrictions as the Graphco Series "A" or "B" Preferred Stock, RCMN shall amend its Articles of Incorporation, subsequent to the Closing, to give the holders of the RCMN Series "A" and "B" Preferred Stock
the  same  powers,   preferences,   rights,   qualifications,   limitations  and
restrictions as the holders of Graphco Preferred Stock had on the Closing Date.


         C.  On  the  Closing  Date,  subject  and  pursuant  to the  terms  and conditions of this Agreement, all of the outstanding options, warrants, and other debts or equity securities of Graphco which are convertible into shares of Common Stock of Graphco shall automatically by virtue of the Merger and without any action on the part of the holders thereof, be automatically converted into outstanding options, warrants or other debts or equity securities of RCMN with the same powers, preferences, rights, qualifications, limitations and restrictions as the holders of such outstanding options, warrants, and other debts or equity securities of Graphco on the Closing Date. If the outstanding options, warrants or other debts or equity securities of RCMN do not have the same powers, preferences, rights, qualifications, limitations and restrictions as the outstanding options, warrants, and other debts or equity securities of Graphco, RCMN shall amend its Articles of Incorporation, prior to the Closing Date, to give the holders of the outstanding options, warrants or other debts or equity securities of RCMN the same powers, preferences, rights, qualifications, limitations and restrictions as the holders of the outstanding options, warrants or other debts or equity securities of Graphco had on the Closing Date.



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         5. Graphco's Representations, Warranties and Covenants.


         Graphco represents, warrants and covenants to RCMN and Acquisition Corp. as follows:



         A. Corporate Status.


         (i) Graphco is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of New Jersey, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and


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         (ii) Copies of (a) the Articles of  Incorporation  of Graphco,  and all
amendments thereto to date, certified by the Secretary of State of the State of New Jersey, (b) the By-Laws of Graphco, as amended to date, certified by the Secretary of Graphco, and (c) a good standing certificate for Graphco issued by the Secretary of New Jersey as of a date not more than thirty (30) days prior to the date of this Agreement, are annexed hereto and made a part hereof as the following Exhibits: "C" (Article "5 (A)(ii)"), "D" (Article "5 (A)(ii)") and "E" (Article "5 (A)(ii)") respectively, and are complete and correct as of the date of this Agreement.


         B. Capitalization. Graphco's authorized capital stock consists of 50,000,000 shares of Graphco Common Stock, no par value, of which 17,351,553 shares are issued and outstanding, or reserved for issuance, all of which are, or will be prior to the Closing Date validly issued, fully paid and nonassessable and 5,000,000 shares of Preferred Stock, no par value, in one or more series as determined by the Board of Directors. As of the date hereof 225,029 shares of Graphco Series A Preferred Stock are issued and outstanding. Each share of Series A Preferred Stock is convertible into three shares of Graphco Common Stock. The Series A Preferred Stock has limited voting rights. The holders of the Series A Preferred Stock are entitled to an annual dividend of seventy-five ($.75) cents per share. Graphco is presently conducting a Private Offering of Graphco Series B Preferred Stock. Holders of the Series B Preferred Stock shall have the same rights and privileges as holders of the Series A Preferred Stock, with the exception of conversion and dividend rights.


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Each share of Series B Preferred  Stock shall be  convertible  into one share of
Graphco Common Stock. The holders of the Series B Preferred Stock are not entitled to any dividends. As of the date hereof there are 5,289,032 warrants and 2,230,500 options issued and outstanding to purchase shares of Common Stock of Graphco, which does not include certain conversion rights held by Mintz & Fraade, P.C. pursuant to an Agreement between Graphco and Mintz & Fraade, P.C. dated as of September 20, 2002. Except as set forth on Exhibit "F" (Article "5(B)"), there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of Graphco or any other equity security or security convertible into an equity security. There are no
agreements  or  commitments  to  increase,   decrease  or  otherwise  alter  the
authorized capital stock of Graphco. Except as set forth on Exhibit "F" (Article "5(B)"), Graphco has not granted any registration rights with respect to any series of Graphco stock outstanding.


         C. Authority of Graphco. Graphco has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by Graphco of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by Graphco, and this Agreement are valid and binding upon Graphco and enforceable against Graphco in accordance with their terms (except as the enforceability thereof may be limited by



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bankruptcy,   bank  moratorium  or  similar  laws  affecting  creditors'  rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of Graphco is annexed hereto and made a part hereof as Exhibit "G" (Article "5(C)").


         D. Ownership. The Stockholders are the record, beneficial and equitable owners of the Graphco Shares, free and clear of all liens, claims or encumbrances, except as set forth on Exhibit "H", which is attached hereto and made a part hereof. To Graphco's knowledge each Stockholder has full right and authority to convert the Graphco Shares for shares of the Capital Stock of RCMN.


         E. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of Graphco have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Graphco or its properties, assets, businesses or prospects.

         F. Absence of Conflicts. The execution and delivery of this Agreement, the transfer of the Graphco Shares, and the consummation by Graphco of the


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transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Graphco's articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Graphco is a party to or by which any of its assets are bound, (iii) do not and shall not cause Graphco to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Graphco. Graphco has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

         G. Environmental Compliance. To Graphco's knowledge, it is in compliance with all applicable environmental laws (the "Environmental Laws"). Graphco is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in Graphco's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law.



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         H. OSHA Compliance.  To Graphco's  knowledge,  it is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

         I. Financial Statements. Annexed hereto and made a part hereof as Exhibit "I" (Article "5(I)") are true copies of Graphco's audited statements of profit and loss for the fiscal years ended December, 1999 and 2000, and balance sheets as of December 31, 1999 and 2000 (collectively, the "Audited Financial Statements"); an unaudited statement of profit and loss for the fiscal year ended December 31, 2001 and the nine month period ending September 30, 2002 (the "Financial Statement Date") and the balance sheets as of December 31, 2001 and September 30, 2002 (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"), which have been prepared using generally accepted accounting principles ("GAAP") applied on a consistent basis. The Audited Financial Statements fairly present the financial condition and results of operations for Graphco. Except as indicated in the Financial Statements, or in any Exhibit to this Agreement, Graphco does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due). Except as listed on Exhibit "I" (Article "6(I)"), which is annexed hereto and made a part hereof to this Agreement, since the Financial Statement Date, there has not been any material adverse change in Graphco's financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting Graphco's properties, assets or business, and except as listed on Exhibit "I" (Article "6(I)"),



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Graphco has not incurred any indebtedness,  liability or other obligation of any nature whatsoever except in the ordinary course of business and Graphco has not made any change in its accounting methods or practices.

         J. Taxes. Graphco has timely filed and has paid or has made adequate provision for the payment of all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes.

         K. Contracts. Annexed hereto and made a part hereof as Exhibit "J" (Article "5(K)") is a true and complete schedule of all of Graphco's material contracts including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither Graphco nor any other party to any such contract is in default under any such contract except as denoted in Exhibit "J".

         L. Litigation. Except as set forth on Exhibit "K" (Article "5(L)") which is annexed hereto and made a part hereof, there are no material legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Graphco or its properties, assets or businesses, or with



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respect to any matter  arising  out of the  conduct  of the  Graphco's  business pending or to its knowledge threatened, by or against, any officer or director of Graphco in connection with its affairs, whether or not covered by insurance. Except as set forth on Exhibit "K" (Article "5(L)"), neither Graphco nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting Graphco. Except as set forth on Exhibit "K" (Article "5(L)"), Graphco is not presently engaged in any legal action.

         M. Patents, Trademarks and Trade Names. Except as set forth on Exhibit "L" (Article "5(M)"), Graphco is the sole and exclusive owner of all right, title and interest in the Intellectual Property and all proprietary rights therein, free and clear of any security interest, license or restriction, and except as set forth on Exhibit "L" (Article "5(M)"), Graphco has not granted to any other person, firm, or corporation, any right, license, shop-right, or privilege with respect to the Intellectual Property. Graphco knows of no statutory bars or prior act which would adversely affect the Intellectual Property.

         N. Absence of Changes. Except as indicated on Exhibit "M" (Article "5(N)"), subsequent to the Financial Statement Date and through the date of this Agreement, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of Graphco, and except as in the ordinary course of business and with respect to any items reserved by Graphco



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and  reflected  in  its  Financial  Statements,  there  are  no  liabilities  or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of Graphco for any period prior to, and/or subsequent to, the Financial Statement Date or arising out of any transaction of Graphco prior to, and/or subsequent to, such date). Subsequent to the Financial Statement Date, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to Graphco's securities, or any direct or indirect redemption, purchase, or other acquisition of any of Graphco's securities. To Graphco's knowledge, there has not been an assertion against Graphco of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements. O. No Approvals. No
approval  of  any   governmental   authority  is  required  in  connection  with
consummation of the transactions set forth in this Agreement.


         P. Broker. Graphco has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement, except for a Finder's Fee Agreement by and between Clifford Mastricola and Graphco dated November 19, 2002. Graphco represents that it has not dealt with any person, firm or corporation and Graphco agrees to indemnify and hold harmless RCMN from and against any and all claims for brokerage commissions by any person, firm or



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corporation  on the basis of any act or  statement  alleged to have been made by
Graphco or its affiliates or agents.

         Q. Complete Disclosure. No representation or warranty of Graphco which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to Graphco's knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Graphco which would materially adversely affect same which has not been disclosed to RCMN in this Agreement.

         R. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that RCMN knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to RCMN contained untrue statements.


         S. Share Distribution. Graphco covenants to make all distributions of the Common Stock of RCMN issued under this Agreement in accordance with all applicable Federal and state securities laws.



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         6. RCMN  Representations,  Warranties and Covenants.  RCMN  represents, warrants and covenants to Graphco as follows:


         A. Corporate Status.


         (i) RCMN is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.


         (ii) On or before the Closing Date, Acquisition Corp shall be duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as then conducted in all jurisdictions where then conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

         (iii) Copies of (a) the Articles of Incorporation of RCMN, and all amendments thereto to date, certified by the Secretary of State of the State of Delaware, (b) the By-Laws of RCMN, as amended to date, certified by the Secretary of RCMN and (c) a good standing certificate for RCMN issued by the Secretary of State of the State of Delaware as of a date not more than thirty

(30) days prior to the date of this Agreement, are annexed hereto and made a part hereof as the following: Exhibits "N" (Article "6 (A)(iii)"), "O" (Article "6 (A)(ii)") and "P", (Article "7 (D)(iii)") respectively, and are complete and correct as of the date of this Agreement.


         B. Capitalization. RCMN authorized capital stock consists of 40,000,000 shares of RCMN Common Stock, $.001 par value, of which 10,500,509 shares are issued and outstanding, or reserved for issuance, all of which are, or will be prior to the Closing Date, validly issued, fully paid and nonassessable. Except as set forth on Exhibit "Q" (Article "6(B)"), there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of RCMN or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of RCMN. Except as set forth on Exhibit "Q" (Article "6(B)"), RCMN has not granted any registration rights with respect to any series of RCMN stock outstanding. Upon Closing, the capitalization of RCMN, on a fully diluted basis, shall be as reflected on Exhibit "Q" (Article "6(B)") which is attached hereto and made a part hereof. Upon issuance in accordance with the terms hereof, the RCMN Common Stock will be validly issued, fully paid and non-assessable.

         C. Authority of RCMN. RCMN has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by RCMN of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by RCMN, and this Agreement is valid and binding upon RCMN and enforceable against RCMN in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of RCMN is annexed hereto and made a part hereof as Exhibit "R" (Article "6(C)"). D. Ownership. Annexed hereto and made a part hereof as Exhibit "S" (Article "6(D)"), is a schedule of "beneficial owners" of more than five (5%) percent of the common stock of RCMN (the "5% Beneficial Stockholders"). E. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of RCMN have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect RCMN or its properties, assets, businesses or prospects.

         F. Absence of Conflicts. The execution and delivery of this Agreement and the transfer of the RCMN shares, and the consummation by RCMN of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of RCMN 's articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which RCMN is a party to or by which any of its assets are bound,
(iii) do not and shall not cause RCMN to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of RCMN. RCMN has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

         G. Environmental Compliance. To RCMN's knowledge, it is in compliance with all applicable environmental laws (the "Environmental Laws"). RCMN is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in RCMN business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law.

         H. OSHA Compliance. To RCMN's knowledge, it is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.


         I. Taxes. Since July 2000, the date of confirmation of the Amended Plan of Reorganization of Supershops, Inc., a Kansas corporation and predecessor of RCMN, RCMN has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provision for the payment of all such taxes shown to be due on said returns.

         J. Litigation. Except as set forth on Exhibit "T" (Article "6(I)") which is annexed hereto and made a part hereof, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting RCMN or its properties, assets or businesses, or with respect to any matter arising out of the conduct of RCMN business pending or to its knowledge threatened, by or against, any officer or director of RCMN in connection with its affairs, whether or not covered by insurance. Except as set forth on said Exhibit "T" (Article "6(I)"), neither RCMN nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting RCMN. Except as set forth on Exhibit "T" (Article "6(I)"), RCMN is not presently engaged in any legal action.

         K. Contracts. Annexed hereto and made a part hereof as Exhibit "U" (Article "6(K)") is a true and complete schedule of all of RCMN's material contracts including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither RCMN nor any other party to any such contract is in default under any such contract.


         L. Reporting Company Status. RCMN is a reporting company registered with the SEC and as of the Closing Date its stock is eligible to be quoted on the OTC Bulletin Board. RCMN has not received any notice with respect to non compliance with any rules or regulations that would affect the eligibility of the Common Stock to be quoted on the OTC Bulletin Board.


         M. SEC Filings. Except as set forth on Exhibit "U" (Article "6(K)"), RCMN has timely filed all forms, reports and documents required to be filed by RCMN with the SEC since February 27, 2002 (collectively, the "SEC Reports"). Except as set forth on Exhibit "U" (Article "7(K)"), the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933 as amended, (the "33 Act") and the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not, to RCMN knowledge, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not materially misleading. None of RCMN Subsidiaries are required to file any forms, reports or other documents with the SEC.


         N. Absence of Changes. Except as indicated on Exhibit "V" (Article "6(L)"), subsequent to RCMN last quarterly report on Form 10QSB for the period ended September 30, 2002 (the "Form 10QSB") and through the date of this Agreement, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of RCMN, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of RCMN for any period prior to, and/or subsequent to, the Form 10QSB or arising out of any transaction of RCMN prior to, and/or subsequent to, such date). Subsequent to the Form 10QSB, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to RCMN securities, or any direct or indirect redemption, purchase, or other acquisition of any of RCMN securities. To RCMNs' knowledge, there has not been an assertion against RCMN of any liability of any nature or in any amount not fully reflected or reserved against in the Form 10QSB.



         O. No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

         P. Broker. RCMN has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. RCMN represents that it has not dealt with any person, firm or corporation and agrees to indemnify and hold harmless Graphco from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by RCMN or its affiliates or agents.

         Q. Complete Disclosure. No representation or warranty of RCMN which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to RCMNs knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of RCMN which would materially adversely affect same which has not been disclosed to Graphco in this Agreement.


         R. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that Graphco knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to Graphco contained untrue statements.

         7. Acquisition Corp. Representations, Warranties and Covenants. On or before the Closing Date, Acquisition Corp. represents, warrants and covenants to Graphco as follows:

         A. Corporate Status. (i) Acquisition Corp is duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as then conducted in all jurisdictions where then conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.


         (ii) On or before the Closing Date, Acquisition Corp shall be duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as then conducted in all jurisdictions where then conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.


         (iii) Copies of (a) the Articles of Incorporation of Acquisition Corp, and all amendments thereto to date, certified by the Secretary of State of Acquisition Corp., (b) the By-Laws of Acquisition Corp, as amended to date, certified by the Secretary of State of Delaware and (c) a good standing certificate for Acquisition Corp issued by the Secretary of State of the State of Delaware as of a date not more than thirty (30) days prior to the date of this Agreement, are annexed hereto and made a part hereof as the following:
Exhibits "N" (Article "6 (A)(iii)"), "O" (Article "6 (A)(ii)") and "P", (Article "7 (D)(iii)") respectively, and are complete and correct as of the date of this Agreement.


         B. Capitalization. Acquisition Corp.'s authorized capital stock shall consist of one thousand (1,000) shares of Acquisition Corp. Common Stock, $.001 par value, of which five hundred (500) shares are issued and outstanding or reserved for issuance, all of which are, or will be prior to the Closing Date, validly issued, fully paid and non-assessable. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Acquisition Corp.


         C. Authority of Acquisition Corp. Acquisition Corp. has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by Acquisition Corp. of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by Acquisition Corp., and this Agreement is valid and binding upon Acquisition Corp and enforceable against Acquisition Corp. in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of Acquisition Corp. is annexed hereto and made a part hereof as Exhibit "W" (Article "7(C)").

         D. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of Acquisition Corp. have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Acquisition Corp. or its properties, assets, businesses or prospects.

         E. Absence of Conflicts. The execution and delivery of this Agreement and the transfer of the Acquisition Corp shares, and the consummation by Acquisition Corp. of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Acquisition Corp 's articles of incorporation or bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Acquisition Corp. is a party to or by which any of its assets are bound, (iii) do not and shall not cause Acquisition Corp. to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Acquisition Corp. Acquisition Corp. has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

         F. No Approvals. No approval of any governmental authority is required in connection with consummation of the transactions set forth in this Agreement.

         G. Broker. Acquisition Corp. has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement, Acquisition Corp. represents that it has not dealt with any person, firm or corporation and Acquisition Corp. agrees to indemnify and hold Graphco harmless from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by Acquisition Corp. or its affiliates or agents.

         H. Complete Disclosure. No representation or warranty of Acquisition Corp. which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement to Acquisition Corp.'s knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Acquisition Corp. which would materially adversely affect same which has not been disclosed to Graphco in this Agreement.


         I. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that Graphco knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to Graphco contained untrue statements. J. No Liabilities. Acquisition Corp. represents that it has no debts, liabilities or obligations except as may be required pursuant to this Agreement.


         8. Mutual Covenants


         A. Best Efforts. Each of the parties shall use its best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them before and after the Closing Date.


         B. Notice of Developments and Updates. Each of the parties shall give prompt written notice to the other parties hereto to of any act, event or occurrence which may cause or constitute a breach of any of its own representations and warranties in Article "5," Article "6" and Article "7"of this Agreement.


         C. No Public Announcement. None of the Parties hereto shall, without the prior written approval of the other Party, make any press release or other public announcement or communicate with any customer, competitor or supplier of the other party concerning the transactions contemplated by this Agreement, except as and to the extent that such Party shall determine is required by law (which determination shall be made by such Party based upon the advice of its counsel), in which event the other Party shall be advised and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.


         9. Conduct of Graphco's Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, Graphco shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of Graphco, and use its best efforts to (i) keep available to Graphco the services of Graphco's present officers and employees, (ii) maintain all of Graphco's properties in their present condition (ordinary wear and tear excepted), (iii) maintain insurance policies with respect to Graphco's business and properties consistent with current practice, and (iv) maintain Graphco's rights and franchises. Without the prior written consent of RCMN, Graphco shall not:

         A. make any change in the Certificate of Incorporation or By-Laws of Graphco;

B. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock.

         C. conduct the business of Graphco in any manner other than in the ordinary course;


         D. take any action or omit to do any act which would cause the representations or warranties of Graphco contained herein to be untrue or incorrect in any material respect;


         E. hire any employee other than in the ordinary course of business;


         F. except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

         G. declare or make any payment or distribution to its Stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;


         H.  mortgage,   pledge  or  subject  to  lien,   charge  or  any  other
encumbrance, any asset, whether tangible or intangible, of Graphco, except for those encumbrances which are set forth in Exhibit "X" (Article "10(H)");


         I. sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;


         J. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

         K. commit any other act or omit to do any other act which would have a material adverse effect upon the business, or financial condition of Graphco.


         10. Conduct of RCMN Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, RCMN shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of RCMN, and use its best efforts to (i) keep available to RCMN the services of RCMN present officers and employees, (ii) preserve RCMN relationships, if any, with customers, suppliers and others having business dealings with RCMN, to the end that its goodwill and ongoing business shall not be materially impaired on the Closing Date. Without the prior written consent of Graphco, RCMN shall not:


         A. make any change in the Certificate of Incorporation or By-Laws of RCMN;


         B. conduct the business of RCMN in any manner other than in the ordinary course;


         C. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock.


         D. pay any accrued and unpaid compensation, nor increase the compensation payable to, or to become payable by RCMN to any officer, director or employee or make any bonus, insurance, pension, or other benefit plan, payment or arrangement to or with any officer, director or employee;

         E. hire any employee other than in the ordinary course of business;


         F. except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;


         G. declare or make any payment or distribution to its Stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;


         H.  mortgage,   pledge  or  subject  to  lien,   charge  or  any  other
encumbrance, any asset, whether tangible or intangible, of RCMN, except for those encumbrances which are set forth in Exhibit "X" (Article "10(H)");


         I. sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;

         J. take any action or omit to do any act which would cause the representations or warranties of RCMN contained herein to be untrue or incorrect in any material respect;


         K. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or


         L. commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of RCMN.



         11. Conditions of Closing.


         A. Conditions to RCMN Obligation to Close. The obligation of RCMN to close the transactions set forth in this Agreement shall be subject to the following conditions:


         (i) Representations and Warranties of Graphco to be True. To Graphco's knowledge, the representations and warranties of Graphco set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and Graphco shall have delivered to RCMN a certificate of Graphco in the form annexed hereto and made a part hereof as Exhibit "Y" (Article "11(A)(i)"), signed by the Chairman of Graphco and dated the Closing Date to such effect.


         (ii) Performance of Obligations of Graphco. Graphco shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and Graphco shall have delivered to RCMN a certificate of Graphco in the form annexed hereto as Exhibit "Y" (Article "11(A)(ii)") signed by the Chairman of Graphco and dated the Closing Date to such effect.


         (iii) No Adverse Change. There shall not have occurred any material adverse change since the Financial Statement Date and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of Graphco and Graphco shall have delivered to RCMN a certificate of Graphco in the form annexed hereto as Exhibit "Y" (Article "11(A)(i)"), signed by the Chairman of Graphco and dated the Closing Date to such effect.


         (iv) Statutory Requirements. Any statutory requirement for the valid consummation by Graphco of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by Graphco of the transactions set forth in this Agreement and to permit the business presently carried on by Graphco to continue unimpaired following the Closing Date, shall have been obtained, and Graphco shall have delivered to RCMN a certificate of Graphco in the form annexed hereto as Exhibit "Y" (Article "11(A)(i)"), signed by the Chairman of Graphco and dated the Closing Date to such effect.


         (v) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and Graphco shall have delivered to RCMN a certificate of Graphco in the form annexed hereto as Exhibit "Y" (Article "11(A)(i)"), signed by the Chairman of Graphco and dated the Closing Date to such effect.


         (vi) Consents Under Agreements. Graphco shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and RCMN shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and Graphco shall have delivered to RCMN a certificate of Graphco in the form annexed hereto as Exhibit "Y" (Article "11(A)(i)") signed by the Chairman of Graphco and dated the Closing Date to such effect.


         (vii) Good Standing Certificate. On the Closing Date, Graphco shall provide a good standing certificate for Graphco issued by the Secretary of State of the State of New Jersey complete and correct as of five (5) business days prior to the Closing Date; and

         (viii) Shareholder Approval. The approval of the transactions set forth in this Agreement by the holders of a majority of the shares of the Common Stock of Graphco.


         (ix) Services Agreement. Services Agreement. RCMN and Graphco shall have entered into a services agreement with HFG, substantially in the form attached hereto as Exhibit "BB". In consideration for HFG's services, Graphco shall pay to HFG one hundred and seventy five thousand dollars ($175,000), all or part of the consideration shall be paid pursuant to a Promissory Note, substantially in the form attached hereto as Exhibit "CC," secured by one million and five hundred thousand (1,500,000) Graphco Shares which are available to be pledged which will be held in escrow pursuant to the Escrow Agreement which will be executed simultaneously herewith, substantially in the form attached hereto as Exhibit "DD".





         B. Conditions to Graphco Obligation to Close. The obligation of Graphco to close the transactions set forth in this Agreement shall be subject to the following conditions:

         (i) Representations and Warranties of RCMN to be True. To RCMNs knowledge, the representations and warranties of RCMN set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and RCMN shall have delivered to Graphco a certificate of RCMN in the form annexed hereto and made a part hereof as Exhibit "AA" (Article "11(B)(i)"), signed by the President of RCMN and dated the Closing Date to such effect;


         (ii) Performance of Obligations of RCMN. RCMN shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and RCMN shall have delivered to Graphco a certificate of RCMN in the form annexed hereto as Exhibit "AA" (Article "11(B)(i)"), signed by the President of RCMN and dated the Closing Date to such effect;


         (iii) No Adverse Change. There shall not have occurred any material adverse change since the Form 10Q and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of RCMN and RCMN shall have delivered to Graphco a certificate of RCMN in the form annexed hereto as Exhibit "AA" (Article "11(B)(i)"), signed by the President of RCMN and dated the Closing Date to such effect.

         (iv) Statutory Requirements. Any statutory requirement for the valid consummation by RCMN of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by RCMN of the transactions set forth in this Agreement and to permit the business presently carried on by RCMN to continue unimpaired following the Closing Date, shall have been obtained and RCMN shall have delivered to Graphco a certificate of RCMN in the form annexed hereto as Exhibit "AA" (Article "11(B)(i)") signed by the President of RCMN and dated the Closing Date to such effect.


         (v) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and RCMN shall have delivered to Graphco a certificate of RCMN in the form annexed hereto as Exhibit "AA" (Article "11(B)(i)"), signed by the President of RCMN and dated the Closing Date to such effect.


         (vi) Consents Under Agreements. RCMN shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and Graphco shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and RCMN shall have delivered to Graphco a certificate of RCMN in the form annexed as Exhibit "AA" (Article "11(B)(i)"), signed by the President of RCMN and dated the Closing Date to such effect;


         (vii) Good Standing Certificate. On the Closing Date, RCMN shall provide a good standing certificate for RCMN and Acquisition Corp issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the Closing Date; and


         (viii) Shareholder Approval. The approval of the transactions set forth in this Agreement by RCMN, the sole shareholder of Acquisition Corp.


         (ix) No Assets or Liabilities. On the Closing Date, subject and pursuant to the terms and conditions of this Agreement, RCMN shall not have any assets or liabilities outstanding.


         (x) Services Agreement. RCMN and Graphco shall have entered into a services agreement with HFG, substantially in the form attached hereto as Exhibit "BB". In consideration for HFG's services, Graphco shall pay to HFG one hundred and seventy five thousand dollars ($175,000), all or part of the consideration shall be paid pursuant to a Promissory Note, substantially in the form attached hereto as Exhibit "CC," secured by one million and five hundred thousand (1,500,000) Graphco Shares which are available to be pledged which will be held in escrow pursuant to the Escrow Agreement which will be executed simultaneously herewith, substantially in the form attached hereto as Exhibit "DD".


         (xi) Redemption Transaction. Graphco shall have entered into redemption transaction with Ronald C. Morgan, wherein Ronald C. Morgan agrees to cancel, at Closing, nine million five hundred and sixty two thousand and two hundred and sixty nine (9,562,269) of his shares of RCMN common stock to Graphco shall pay to Ronald C. Morgan the sum of one hundred and fifty thousand dollars ($150,000) of which at least seventy five thousand dollars ($75,000) shall be paid at Closing, and the balance shall be paid pursuant to a Promissory Note, substantially in the form attached hereto as Exhibit "CC," secured by one million and five hundred thousand (1,500,000) Graphco Shares which are available to be pledged which will be held in escrow pursuant to the Escrow Agreement which will be executed simultaneously herewith, substantially in the form attached hereto as Exhibit "DD" shall be delivered at the Closing.


         (xii) Accountants Consents. During the period beginning on the Closing Date and ending the last date for which such statements would be required to be included in a filing made by Graphco with the Securities and Exchange Commission ("SEC"), RCMN will, at its expense, procure and deliver to Graphco, the consent of S.W. Hatfield to include and incorporate their reports on the Closing Balance Sheet in filings with the SEC.

         12. Documents, Certificates, etc. to be Delivered at Closing.

         A. At the Closing, Graphco shall deliver to RCMN the Graphco Certificate of Representations and Warranties signed by the Chairman of Graphco in the form annexed hereto and made a part hereof as Exhibit "X" (Article "11(A)(i)").

         B. At the Closing, RCMN shall deliver the following items to Graphco:


                  (i) a stock certificate evidencing the RCMN shares to Graphco;


                  (ii) the stock certificate and stock transfer books of RCMN;


                  (iii) the minute books of RCMN;


                  (iv) the corporate  seal of RCMN;


                  (v) all original insurance policies of RCMN;


                  (vi) all book and records of RCMN  including,  but not limited to, contracts, deeds, bonds, notes, mortgages, leases, books, records, documents, instruments, invoices, bills, vouchers, cancelled checks, checkbooks, bank books of RCMN and credit cards which are billed to RCMN; and


                  (vii) the RCMN Certificate of Representations and Warranties signed by the President of RCMN in the form annexed hereto and made a part hereof as Exhibit "AA" (Article "11(A)(i)").

         13. Equitable Relief.


         A. Graphco acknowledges that RCMN shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by Graphco of this Agreement, RCMN shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which RCMN may have for damages or otherwise.


         B. RCMN acknowledges that Graphco shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by RCMN of this Agreement, Graphco shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which RCMN may have for damages or otherwise.

         14. Method of Termination. This Agreement may be terminated prior to the Closing Date, by any of the following methods:


         A. mutual consent of RCMN and Graphco;

         B. by written notice from either of RCMN or Graphco. (i) if the Closing does not occur on or prior to December 31, 2002(the "Termination Date"); provided, however, that if the Closing shall not have occurred on, or prior to, the Termination Date as a result of any action taken, or failure to act, by any governmental or regulatory authority including, but not limited to, the withholding of, or a delay in, any approval in connection with any aspect of the transactions contemplated hereby, then the Termination Date shall automatically be extended until a date which is a reasonable time subsequent to the date upon which such governmental or regulatory action is resolved which will allow the parties to complete the procedures required to consummate the transactions contemplated hereby; provided, further, however, that the right to terminate this Agreement pursuant to this Paragraph "(B)" of this Article "14" of this Agreement shall not be available to any party whose failure to fulfill any obligation pursuant to this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;


         C. by Graphco if there is a material breach of any representation or warranty set forth in Article "6" of this Agreement or any covenant or agreement to be complied with or performed by RCMN and Acquisition Corp. pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article "8" of this Agreement, or the failure of a condition set forth in Article "11" of this Agreement to be satisfied (and such condition is not waived in writing by Graphco) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article "11" of this Agreement to be satisfied on or prior to the Closing Date; provided however, that, Graphco may not terminate this Agreement prior to the Closing if RCMN has not had an adequate opportunity to cure such failure, pursuant to Article "16" of this Agreement; or

         D. by RCMN if there is a material breach of any representation or warranty set forth in Article "5" of this Agreement or any covenant or agreement to be complied with or performed by Graphco pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article "8" of this Agreement, or the failure of a condition set forth in Article "11" of this Agreement to be satisfied (and such condition is not waived in writing by RCMN) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article "11" of this Agreement to be satisfied on or prior to the Closing Date; provided however, that, RCMN may not terminate this Agreement prior to Closing if Graphco has not had an adequate opportunity to cure such failure.

         15. Effect of Termination. If this Agreement is terminated pursuant to the provisions set forth in Article "14" of this Agreement, this Agreement shall become null and void and shall have no further effect, and no Party shall have any liability with respect to this Agreement, including but not limited to the provisions set forth in Subparagraph "(ii)" of Paragraph "(A)" of Article "19" of this Agreement and Subparagraph "(ii)" of Paragraph "(B)" of Article "19" of this Agreement.


         16. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date of this Agreement until the Closing Date, each of RCMN, Acquisition Corp. and Graphco shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. RCMN shall promptly provide Grapcho or its counsel with copies of all of its filings made with the SEC or with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby. Each of RCMN, Acquisition Corp. and Graphco shall notify the other of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of RCMN, Acquisition Corp. or Graphco under this Agreement to be breached or that renders or will render untrue any representation or warranty of RCMN, Acquisition Corp. or Graphco contained in this Agreement. Each of RCMN, Acquisition Corp. and Graphco also shall notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by RCMN, Acquisition Corp. or Graphco. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.


         17. Expenses. Each Party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions set forth in this Agreement.


         18. Survival of Representations, Warranties and Covenants.


         All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing Date hereof, and shall continue in full force and effect for two (2) years after the Closing Date, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the parties hereto, its successors and assigns.


         19. Indemnification.

                  A. Indemnification by Graphco.


         (i) In order to induce RCMN to enter into and perform this Agreement, Graphco does hereby indemnify, protect, defend and save and hold harmless RCMN and Acquisition Corp. and each of its shareholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by Graphco of the representations, warranties and covenants set forth in this Agreement and from any claim resulting from the delivery and or distribution of shares of Common Stock of RCMN by Graphco to its Stockholders under this Agreement.


         (ii) In order to induce RCMN to enter into and perform this Agreement, Graphco does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to shareholder appraisal rights pursuant to the applicable provisions of NJBCA, made by any Graphco Stockholder who has not consented, as set forth in Subparagraph "(vii)" of Paragraph "A" of Article "11" of this Agreement, to Graphco entering into this Agreement and the transactions set forth in this Agreement.


         B. Indemnification by RCMN, Acquisition Corp. and Surviving Corp. In order to induce Graphco to enter into and perform this Agreement, RCMN,

Acquisition Corp. and Surviving Corp. hereby jointly and severally indemnify, protect, defend and save and hold harmless Graphco and each of its shareholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by RCMN and/or Acquisition Corp. and/or Surviving Corp. of the representations, warranties and covenants set forth in this Agreement.


         C. Reasonable Costs, Etc. The indemnification, which is set forth in this Article "19" of this Agreement shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.


         D. Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the "Claim") is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the "Indemnifying Party"), then the Indemnified Party within twenty-one (21) days after such Indemnified Party's receipt of the Claim, shall notify the Indemnifying Party pursuant to Paragraph "(C)" of

Article "21" of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the "Claim Notice"). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to Paragraph "(C)" of Article "21" of this Agreement (such notice to control the defense is hereinafter referred to as the "Defense Notice"). The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article "19" of this Agreement except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to Paragraph "(C)" of Article "21" of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to Paragraph "(C)" of Article "21" of this Agreement shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement. Notwithstanding the foregoing provisions of this Article "19" of this Agreement, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article "19" of this Agreement, the Indemnifying Party shall execute an agreement which shall be in the form of Exhibit "DD" (Article "19(D)") which is annexed hereto and made a part hereof, acknowledging its liability for indemnification pursuant to this Article "19" of this Agreement. Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.


         20. Construction. Each of the parties hereto hereby further acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.


         21. Miscellaneous.


         A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


         B. Enforceability. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.


         C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) First Class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

               If to Graphco:            Graphco Technologies, Inc.

                                         42 University Drive

                                         Newton, Pennsylvania 18940

                                         Attention:  Cristian Ivanescu, Chairman

                                         Facsimile No.: (215) 497-9321


               with a copy to:           Mintz & Fraade, P.C.

                                         488 Madison Avenue

                                         New York, New York 10022

                                         Attention:  Frederick M. Mintz, Esq.

                                         Facsimile No.: (212) 486-0701



               If to RCMN:               RCM Interests, Inc., Inc.

                                         7200 Lake Havasu Court

                                         Arlington, Texas 76016

                                         Attention: Ronald C. Morgan

                                         Facsimile No.: ______________
               with a copy to:           George Diamond, Esq.

                                         8150 North Central Expressway

                                         Suite 1800

                                         Dallas, Texas 75206

                                         Facsimile No.: (214) 691-2501



               If to Acquisition Corp.   RCM Interests, Inc.

                                         7200 Lake Havasu Court

                                         Arlington, Texas 76016

                                         Attention: Ronald C. Morgan

                                         Facsimile No.: ______________



               with a copy to:           George Diamond, Esq.

                                         8150 North Central Expressway

                                         Suite 1800

                                         Dallas, Texas 75206

                                         Facsimile No.: (214) 691-2501




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or in each case to such other  address and  facsimile  number as shall have last been furnished by like notice. If mailing by certified mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

         D. Governing Law;  Disputes.  This Agreement  shall in accordance  with
Section 5-1401 of the General Obligations Law of New York in all respects be construed, governed, applied and enforced under the internal laws of the State of New York and the Corporate law of Delaware without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. Except as otherwise provided in this Article "21" of this Agreement, the parties agree that they shall be deemed to have agreed to binding arbitration in New York, New York, with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York,



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County of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed". The parties specifically designate the Courts in the City of New York, State of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "C" of this Article "21" of this Agreement.




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

         E. Entire Agreement. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Paragraph "(I)" of this Article "21" of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither RCMN, Acquisition Corp. or Graphco makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing. This Agreement may not be amended, changed, modified, extended, terminated or discharged orally, but only by an Agreement in writing, which is signed by all of the parties to this Agreement.


         F. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.




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

         G. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.


         H. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.


         I. Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein, except as provided in Article "4" of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.



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


         J. Confidentiality.


         (i) RCMN and Acquisition Corp., on their own behalf or on behalf of their respective directors, officers, employees, stockholders and/or other representatives and/or agents, recognize and acknowledge that they had in the past and currently have access to certain confidential information of Graphco which is valuable, special and unique to Graphco. RCMN and Acquisition Corp. agree that, they will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to Graphco and to authorized representatives of Graphco, and (b) to counsel and other advisers and representatives of RCMN, provided that such advisors or representatives (other than counsel) agree in writing to the confidentiality provisions of this Paragraph "(J)" of this Article "21" of this Agreement, unless (1) such information becomes known to the public generally through no fault of RCMN or Acquisition Corp., (2) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this Paragraph "(J)" of this Article "21" of this Agreement, RCMN and Acquisition Corp. shall, if possible, give prior written notice thereof to Graphco and provide Graphco with the opportunity to contest such disclosure, or (3) the disclosing party reasonably



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believes that such  disclosure  is required in connection  with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by RCMN or Acquisition Corp. of the provisions of this Paragraph "(J)" of this Article "21" of this Agreement, Graphco shall be entitled to an injunction restraining RCMN and Acquisition Corp. from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Graphco from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         (ii) Graphco on its own behalf or on behalf of its respective directors, officers, employees, stockholders and/or other representatives and/or agents, recognizes and acknowledges that it had in the past and currently has access to certain confidential information of RCMN and Acquisition Corp. which is valuable, special and unique to RCMN and Acquisition Corp. Graphco agrees that, prior to the Closing Date, or if the transactions contemplated by this Agreement are not consummated, it will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to RCMN and Acquisition Corp. and to authorized representatives of RCMN and Acquisition Corp., and (b) to counsel and other advisers and representatives of Graphco, provided that such advisors or representatives (other than counsel) agree to the confidentiality provisions of this Paragraph "(J)" of this Article "21" of this Agreement, unless (1) such



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information  becomes known to the public generally  through no fault of Graphco,
(2) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this Paragraph "(J)" of this Article "21" of this Agreement, Graphco shall, if possible, give prior written notice thereof to RCMN and Acquisition Corp. and provide RCMN and Acquisition Corp. with the opportunity to contest such disclosure, or (3) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by Graphco of the provisions of this Section, RCMN and Acquisition Corp. shall be entitled to an injunction restraining Graphco from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting RCMN and Acquisition Corp. from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.


         K. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         L. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.




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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    Attest:


                                    RCM Interests, Inc., Inc.


                                    By:
                                       -----------------------------------------
                                       Ronald C. Morgan, Chief Executive Officer
                                       and  Chief Financial Officer


                                    Graphco Technologies, Inc.

                                    By:
                                       -----------------------------------------
                                       Cristian Ivanescu, Chairman












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